EV Energy Partners to Host Analyst Meeting on July 8, 2010

HOUSTON, TX, Jul 07, 2010 (MARKETWIRE via COMTEX News Network) — EV Energy Partners, L.P. (NASDAQ: EVEP) today announced it will host a meeting with analysts and investors on Thursday, July 8, 2010 at 8:30am CDT in downtown Houston.

The presentation materials will be available on EVEP's website at http://www.evenergypartners.com in the Investor Relations/Presentations section.

EV Energy Partners, L.P., is a Houston-based master limited partnership engaged in acquiring, producing and developing oil and gas properties.

(code #: EVEP/G)

EV Energy Partners, L.P., Houston
Michael E. Mercer
713-651-1144
http://www.evenergypartners.com

SOURCE: EV Energy Partners, L.P.

http://www.evenergypartners.com/